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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): June 3, 1999 (June 1, 1999)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


     Delaware                                                   04-3164298
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)


17304 Preston Road, Suite 700, Dallas, TX                        75252-5613
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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Item 5.  Other Events.

     On June 1, 1999, American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced the appointment of Lee E. Meyer as President of its Creative Card Division.

This press release is incorporated herein as Exhibit 99.029.

Exhibit

99.29 Press release by the Company dated June 1, 1999.







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    American Pad & Paper Company



June 3, 1999                                     /s/ David N. Pilotte
Date                                                 David N. Pilotte
                                         Vice President and Corporate Controller
                                                Principal Accounting Officer




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                                                                  Exhibit 99.029
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For Immediate Release                                  CONTACT: Mark Lipscomb
                                                               (972) 733-5415


     AMERICAN PAD & PAPER APPOINTS A PRESIDENT FOR THE CREATIVE CARD DIVISION

     DALLAS, Texas, June 1, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced today that it has named Lee E. Meyer as President of its Creative Card Division.

     Mr. Meyer, 46, will be responsible for all operations of the Creative Card Division, which is an industry leader in the design and publishing of holiday greeting cards, all occasion greeting cards, social and business announcements and pre-printed papers for desktop publishing.

     With over 20 years of industry experience, Mr. Meyer's most recent position prior to joining AP&P was President, of Current Inc. and PaperDirect Inc., a $225+ million manufacturer and marketer of greeting cards and papers. Prior to that he held both executive and operational positions with Deluxe Corporation and Procter and Gamble.

     Mr. Meyer will report directly to William Morgan, Chief Operating Officer of AP&P, and will be based in Chicago. During the first half of 2000, the Company plans to consolidate Creative Card's current multiple locations in Chicago into a single location to further increase efficiencies and provide a strong platform to expand Creative Card's market position.

     Commenting on his appointment, Mr. Meyer said, "The Century(TM) greeting card line is well known within the industry for its quality and award winning designs. I look forward to helping the Creative Card Division grow its current strong base of business and increase its profit contribution to AP&P."

     "Our decision to bring in Lee, a successful industry leader, will help expand Creative Card's market presence," said James W. Swent III, Chief Executive Officer of AP&P. "During his tenure, Current Inc.'s revenues grew from $40 million to over $225 million annually. Lee was a key player in helping Current expand its operations and enter new markets. I am confident that he will help drive both immediate and long-term improvements and expansion in our Creative Card business."

           American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card. Company revenues in 1998 were $662 million and additional information is available on the Company's Website at http://www.americanpad.com.

         This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including, but not limited to the following: changing economic conditions, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.